Exhibit 99.1

Global Headquarters 875 Third Avenue New York, NY 10022	T +1 212 725 7550 F +1 212 644 6483 towerswatson.com

News

Investor Relations Contact

Name:	Mary Malone
Phone Number:	+1 703 258 7841
Email:	mary.malone@towerswatson.com

Towers Watson Announces Plan for Secondary Public Offering

Company Files S-1 Registration Statement for Sale of Shares by Class B-1 Holders

New York – July 19, 2010 – Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced that it has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission in connection with a proposed secondary public offering of its Class A common stock. The shares to be sold in this offering are proposed to be sold by certain existing holders of the company’s outstanding Class B-1 common stock. As the company has previously disclosed, on January 1, 2011, approximately 10.5 million shares of Towers Watson Class B-1 common stock will become freely tradable shares of Class A common stock, after conversion of shares of Class B-1 common stock. Subject to market conditions and approval by the company’s stockholders of a proposal to permit the early conversion of Class B-1 common stock into shares of Class A common stock, the proposed offering is intended to facilitate the orderly resale of freely tradable Class A shares in advance of their automatic conversion on January 1, 2011. Towers Watson will not receive any of the proceeds from the sale of shares, and there will be no dilution of shares currently outstanding. The company also filed today a proxy statement for a stockholder vote relating to a charter amendment that is required to conduct the contemplated offering.

Subject to the timing of when the Securities and Exchange Commission declares the registration statement effective, and assuming an affirmative stockholder vote on the charter amendment, the company intends to conduct the offering during the fall, prior to the automatic conversion of shares of Class B-1 common stock into shares of Class A common stock on January 1, 2011. However, the timing of the offering, if any, could vary based on the company’s stock price and market conditions, among other factors.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

BofA Merrill Lynch, Goldman, Sachs & Co. and J.P. Morgan Securities will act as joint book-running managers for the proposed offering. The offering will be made only by means of a prospectus. Once available, a preliminary prospectus relating to this offering may be obtained from: BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department or email dg.prospectus_requests@baml.com; Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282-2198, phone (866) 471-2526 or by email:

Firstname Lastname (Recipient) Month XX, XXXX

prospectus-ny@ny.email.gs.com; J.P. Morgan Securities Inc., Inc., c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717 or telephone: (866) 803-9204.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With approximately 14,000 full-time and contract associates around the world, we offer solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson was formed on January 1, 2010, from the merger of Towers Perrin and Watson Wyatt, two leading multi-service firms that provide a broad array of consulting services to organizations around the world.